EXHIBIT 4.4


                              PACIFIC ETHANOL, INC.

                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") is made as of _________, 2004, by and among Pacific Ethanol, Inc., a California corporation (the "COMPANY"), and the undersigned holders of common stock of the Company together with their qualifying transferees (the "HOLDERS").

                                    RECITALS:

         A. The Company has sold shares of common stock ("COMMON SHARES") to the Holders pursuant to one or more Registrable Common Stock Subscription Agreements.

         B. The sale of the Common Shares is conditional upon the extension of the rights set forth herein, and by this Agreement the Company and the Holders desire to provide for certain rights as set forth herein.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties, severally and not jointly, hereby agree as follows:

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the parties agree as follows:

         1.       REGISTRATION RIGHTS.

                  1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                           (a) The terms "REGISTER", "REGISTERED" and
"REGISTRATION" refer to a registration
effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the declaration or ordering of the effectiveness of such registration statement.

                           (b) The term "REGISTRABLE SECURITIES" means (i) any
and all shares of Common Stock of
the Company issued and sold by the Company pursuant to the Registrable Common Stock Subscription Agreement (which shares of Registrable Common Stock are referred to herein as the "COMMON SHARES"); (ii) stock issued in lieu of the stock referred to in (i) in any reorganization which has not been sold to the publiC; or (iii) stock issued in respect of the stock referred to in (i) and
(ii) as a result of a stock split, stock dividend, recapitalization or the like, which has not been sold to the public.

                           (c) The terms "HOLDER" or "HOLDERS" means any person
or persons to whom Registrable
Securities were originally issued or qualifying transferees under subsection 1.9 hereof who hold Registrable Securities.

                           (d) The term "INITIATING HOLDERS" means any Holder or
Holders, of 40% or greater of
the aggregate of the Registrable Securities then outstanding.

                           (e) The term "SEC" means the Securities and Exchange
Commission.

                           (f) The term "REGISTRATION EXPENSES" shall mean all
expenses incurred by the Company in complying with subsections 1.2, 1.3 and 1.4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company.)

                  1.2      COMPANY REGISTRATION.

                           (a) REGISTRATION. If at any time or from time to
time, the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than a registration on Form S-8 relating solely to employee stock option or purchase plans, or a registration on Form S-4 relating solely to a SEC Rule 145 transaction, the Company will:

                                    (i) promptly give to each Holder written
notice thereof at least 30 days prior to the initial filing of the registration statement relating to such offering; and

                                    (ii) include in such registration (and
compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subsection 1.2(b) below.

                           (b) UNDERWRITING.

                                    (i) If the registration of which the Company
gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 1.2(a)(i). In such event the right of any Holder to registration pursuant to subsection 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.

                                    (ii) Notwithstanding any other provision of
this subsection 1.2, if the underwriter managing such public offering determines that marketing factors require a limitation of the number of shares to be underwritten, and (A) if such registration is the first registered offering of the sale of the Company's securities to the general public, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration and underwriting, or (B) if such registration is other than the first registered offering of the sale of the Company's securities to the general public, the underwriter may limit the amount of securities to be included in the registration and underwriting by the Company's shareholders; provided however, the number of Registrable Securities to be included in such registration and underwriting under this subsection 1.2(b)(ii) shall not be reduced to less than thirty percent (30%) of the aggregate securities included in such registration without the prior consent of at least a majority of the Holders who have requested their shares to be included in such registration and underwriting. The Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among Holders requesting registration in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each of such Holders as of the date of the notice pursuant to subsection 1.2(a)(i) above; provided that the number of shares of Registrable Securities requested to be included in such underwriting shall not be reduced unless all other securities being sold by shareholders other than the Holders are first entirely excluded from the Underwriting. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                  1.3 FORM S-3. In addition to the rights and obligations set forth in subsection 1.2 above, if Holders request that the Company file a registration statement on Form S-3 (or any successor to Form S-3) for a public offering of shares of Registrable Securities, the reasonably anticipated aggregate price to the public of which (net of underwriting discounts and commissions) would exceed $5,000,000 and the Company is then a registrant entitled to use Form S-3 to register the shares for such an offering, the Company shall use its best efforts to cause such shares to be registered for the offering as soon as practicable on Form S-3 (or any successor form to Form S-3); provided, however the Company shall not be required to effect a registration pursuant to this subsection 1.3:

                           (a) in any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                           (b) during the period starting with the date of
filing of, and ending on a date 90 days following the effective date of, a registration statement pursuant to subsection 1.2, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and further provided that no other person or entity could require the Company to file a registration statement in such period;

                           (c) if the Company has effected a registration
pursuant to this subsection 1.3 within a 12-month period from the date of such request; or

                           (d) if the Company shall furnish to such Initiating
Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be detrimental to the Company and its shareholders for such registration statement to be filed on or before the date filing would be required and it is therefore essential to defer the filing of such registration statement, in which case the Company shall have the right to defer such filing for a period of not more than 90 days after the furnishing of such a certificate of deferral, provided that the Company may not defer such filing pursuant to this subsection 1.3 more than once in any six month period.

         In the event such Initiating Holders propose to offer the shares of Registrable Securities pursuant to this subsection 1.3 by means of an underwriting, the proposed underwriter(s) shall be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. The Company shall give written notice to all Holders of the receipt of a request for registration pursuant to this subsection 1.3 and shall provide a reasonable opportunity for other Holders to participate in the registration. The right of any Holder to registration pursuant to this subsection 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters. Notwithstanding any other provision of this subsection 1.3, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, the Company shall so advise all Holders, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. Any Registrable Securities which are excluded from the underwriting by reason of the underwriter's marketing limitation or withdrawn from such underwriting shall be withdrawn from such registration.

                  1.4 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 1 shall be borne by the Company except as follows:

                           (a) The Company shall not be required to pay for
expenses of any registration proceeding begun pursuant to subsection 1.3, the request for which has been subsequently withdrawn by the Initiating Holders, in which latter such case, such expenses shall be borne by the Holders requesting such withdrawal. In the event that a withdrawal by the Holders is based on material adverse information relating to the Company that is different from the information known or available to the Holders requesting registration at the time of their request for registration under subsection 1.3, such registration shall not be treated as a counted requested registration for the purposes of subsection 1.3 hereof, and in which case, such expenses shall be borne by the Company.

                           (b) The Company shall not be required to pay fees or
disbursements of more than one firm of legal counsel to the Holders, such fees to not exceed $10,000 in the aggregate.

                           (c) The Company shall not be required to pay
underwriters' fees, discounts or commissions relating to Registrable Securities.

                  1.5 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Rights Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. Except as otherwise provided in subsection 1.4, at its expense the Company will:

                           (a) Prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to 120 days or if such registration statement is on Form S-3 (or any successor to Form S-3) and provides for sales of securities from time to time pursuant to Rule 415 under the Securities Act for up to one year.

                           (b) Prepare and file with the SEC such amendments and
supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                           (c) Furnish, without charge, to the Holders such
numbers of copies of a prospectus, including each preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                           (d) Use its best efforts to register and qualify the
securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                           (e) In the event of any underwritten public offering,
enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                           (f) Notify each Holder of Registrable Securities
covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                                    (i) make available for inspection by a
representative of the Holders, the managing underwriter participating in any disposition pursuant to such registration statement and one firm of attorneys designated by the Holders (upon execution of customary confidentiality agreements reasonably satisfactory to the Company and its counsel), at reasonable times and in reasonable manner, financial and other records, documents and properties of the Company that are pertinent to the conduct of due diligence customary for an underwritten offering, and cause the officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter or attorney in connection with a registration statement as shall be necessary to enable such persons to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act.

                                    (ii) use its best efforts to cause all
Registrable Securities covered by a registration statement to be listed on any securities exchange or any automated quotation system on which similar securities issued by the Company are then listed;

                                    (iii) cause to be provided to the Holders
that are selling Registrable Securities pursuant to such registration statement and to the managing underwriter if any disposition pursuant to such registration statement is an underwritten offering, upon the effectiveness of such registration statement, a customary "10B-5" opinion of independent counsel (an "OPINION") and a customary "cold comfort" letter of independent auditors (a "COMFORT LETTER") in each case addressed to such Holders and managing underwriter, if any;

                                    (iv) notify in writing the Holders that are
selling Registrable Securities pursuant to such registration statement and any managing underwriter if any disposition pursuant to such registration statement is an underwritten offering, (A) when the registration statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (B) of any request by the SEC or any state securities authority for amendments and supplements to the registration statement or of any material request by the SEC or any state securities authority for additional information after the registration statement has become effective, (C) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (D) if, between the effective date of the registration statement and the closing of any sale of Registrable Securities covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, including this Agreement, relating to disclosure cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (E) of the happening of any event during the period the registration statement is effective such that such registration statement or the related prospectus contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make statements therein not misleading (in the case of a prospectus, in light of circumstances under which they were made) and (F) of any determination by the Company that a post-effective amendment to the registration statement would be appropriate. The Holders hereby agree to suspend, and to cause any managing underwriter to suspend, use of the prospectus contained in a registration statement upon receipt of such notice under clause (C), (E) or (F) above until, in the case of clause (C), such stop order is removed or rescinded or, in the case of clauses (E) and (F), the Company has amended or supplemented such prospectus to correct such misstatement or omission or otherwise.

                                    If the notification relates to an event
described in clauses (E) or (F), the Company shall promptly prepare and furnish to such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein no misleading.

                                    (v) provide and cause to be maintained a
transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

                                    (vi) deliver promptly to each Holder
participating in the offering and each underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC and its staff with respect to the registration statement, other than those portions of any such correspondence and memoranda which contain information subject to attorney-client privilege with respect to the Company, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by any Holder of such Registrable Securities covered by such registration statement, by any underwriter, if any, participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such Holder or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement;

                                    (vii) use its best efforts to obtain the
withdrawal of any order suspending the effectiveness of the registration statement;

                                    (viii) provide a CUSIP number for all
Registrable Securities not later than the effective date of the registration statement;

                                    (ix) make reasonably available its employees
and personnel and otherwise provide reasonable assistance to the underwriters in the marketing of Registrable Securities in any underwritten offering;

                                    (x) promptly prior to the filing of any
document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement) provide copies of such document to counsel to the seller of Registrable Securities and to the managing underwriter, if any, and make the Company's representatives reasonably available for discussion of such document and make such changes in such document concerning such sellers prior to the filing thereof as counsel for such sellers or underwriters may reasonably request; and

                                    (xi) cooperate with the sellers of
Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold, and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the sellers of Registrable Securities at least three business days prior to any sale of Registrable Securities.

                  1.6      INDEMNIFICATION.

                           (a) The Company will indemnify and hold harmless to
the fullest extent permitted by law each Holder of Registrable Securities and each of its officers, directors and partners, and each person controlling such Holder, with respect to which such registration, qualification or compliance has been effected pursuant to this Rights Agreement, and each underwriter, if any, and each person who controls any underwriter of the Registrable Securities held by or issuable to such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereto) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement (or alleged untrue statement) of a material fact contained in any preliminary, final or summary prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, or not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended, (the "EXCHANGE ACT") or any state securities law applicable to the Company or any rule or regulation promulgated under the Securities Act, the Exchange Act or any such state law and relating to action or inaction required of the Company in connection with any such registration, qualification of compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, within a reasonable amount of time after incurred for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.6(a) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld); and provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder or underwriter specifically for use therein.

                           (b) Each Holder will, if Registrable Securities held
by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, severally and not jointly, indemnify and hold harmless to the fullest extent permitted by law the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by the Holder in an instrument duly executed by such Holder specifically for use therein; provided, however, that the indemnity agreement contained in this subsection 1.6(b) shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the Holder, (which consent shall not be unreasonably withheld); provided further, that the total amount for which any Holder shall be liable under this subsection 1.6(b) shall not in any event exceed the net proceeds received by such Holder from the sale of Registrable Securities held by such Holder in such registration; and provided further, that a Holder will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Holder by an instrument duly executed by the Company or underwriter specifically for use therein.

                           (c) Each party entitled to indemnification under this
subsection 1.6 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense; and provided further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure resulted in material prejudice to the Indemnifying Party; and provided further, that an Indemnified Party (together with all other Indemnified Parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                           (d) If for any reason the foregoing indemnity is
unavailable or is insufficient to hold harmless an indemnified party under
Section 1.6, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, with respect to such offering of securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative faults, but also any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 1.6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentences of this Section 1.6(d). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such Claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the U.S. Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 1.6 to the contrary, no Indemnifying Party (other than the Company) shall be required pursuant to this Section 1.6(d) to contribute any amount in excess of the net proceeds received by such Indemnifying Party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the Indemnified Parties relate, less the amount of any indemnification payment made pursuant to Section 1.6.

                           (e) The indemnity agreements contained herein shall
be in addition to any other rights to indemnification or contribution which any Indemnified Party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by, or on behalf of, any Indemnified Party and shall survive the transfer of the Registrable Securities by any such party.

                  1.7 INFORMATION BY HOLDER. Any Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to herein.

                  1.8 RULE 144 REPORTING. With a view to making available to Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times to:

                           (a) make and keep public information available, as
those terms are understood and defined in SEC Rule 144, after 90 days after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

                           (b) file with the SEC in a timely manner all reports
and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                           (c) so long as a Holder owns any Registrable
Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Holder may reasonably request in complying with any rule or regulation of the SEC allowing the Holder to sell any such securities without registration.

                  1.9 TRANSFER OF REGISTRATION RIGHTS. Holders' rights to cause the Company to register their securities and keep information available, granted to them by the Company under subsections 1.2, 1.3 and 1.8, may be assigned to a transferee or assignee of (i) at least 100,000 shares (as adjusted for stock splits, stock dividends, recapitalizations and like events), (ii) the transfer is in connection with the transfer of all shares of a Holder, or (iii) to any constituent partners or members of a Holder which is a partnership or limited liability company, or to affiliates (as such term is defined in Rule 405 of the Securities Act) of a Holder, provided, that (a) the Company is given written notice by such Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee; and identifying the securities with respect to which such registration rights are being assigned; and (b) solely as to transfers pursuant to clause (iii) above, any transferees or assignees agree to act through a single representative. The Company may prohibit the transfer of any Holders' rights under this subsection
1.9 to any proposed transferee or assignee who the Company reasonably believes is a competitor of the Company. Notwithstanding anything else in this subsection 1.9, any Holder may transfer rights to a transferee of a Holder's Registrable Securities if such transferee is a partner, member or shareholder or a retired partner, member or shareholder of such Holder.

                  1.10 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date hereof, the Company shall not, without the prior written consent of the Holders (which consent will not be unreasonably withheld) of not less than a majority of the Registrable Securities then outstanding enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to demand any registration including any registration rights similar to those rights described in subsection 1.3 or include such securities in any registration filed under subsections 1.2 or 1.3 hereof if such inclusion would adversely affect the rights of any Holder (or any qualifying transferee under subsection 1.9) under such subsections.

                  1.11 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that, during the period of duration (not to exceed 90 days) specified by the Company and an underwriter of common stock or other securities of the Company following the effective date of an IPO or reverse merger with a public company, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; provided, however, that:

                           (a) such agreement shall be applicable only to the
first such registration statement of the Company which covers common stock (or other securities) to be sold on its behalf to the public in an offering.

         In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares of securities of every other person subject to the foregoing restriction) until the end of such period.

                  1.12 DELAY OF REGISTRATION. No Holder shall have any rights to take any actions to restrain, enjoin, or otherwise delay any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                  1.13 TERMINATION OF REGISTRATION RIGHTS. No holder shall be entitled to exercise any right provided for in this Section 1 at any time when such Holder may sell all its shares in a three (3) month period under Rule 144 of the Act.

         2. AFFIRMATIVE COVENANTS OF THE COMPANY. The Company hereby covenants and agrees as follows:

                  2.1 ANNUAL FINANCIAL INFORMATION. The Company shall deliver to each Holder of at least ten thousand (10,000) Registrable Securities (a "QUALIFIED HOLDER") as soon as practicable after the end of each fiscal year of the Company, but in any event within 90 days thereafter, statements of operations, shareholders' equity and cash flows of the Company for such year, and a balance sheet of the Company as of the end of such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited by independent public accountants selected by the Company's Board of Directors.

                  2.2 INSPECTION. The Company shall permit each Qualified Holder, at such Qualified Holder's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Qualified Holder; provided, however, that the Company shall not be obligated pursuant to this subsection to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

                  2.3 TERMINATION OF INFORMATION COVENANTS AND CONFIDENTIALITY OF INFORMATION. The covenants of the Company set forth in subsections 2.1 and
2.2 shall terminate as to the Qualified Holder and be of no further force or effect when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Securities Exchange Act of 1934, as amended. Each Qualified Holder agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information which such Purchaser may obtain from the Company, and which the Company has prominently marked "CONFIDENTIAL", "PROPRIETARY" or "SECRET" or has otherwise identified as being such, pursuant to financial statements, reports and other materials submitted by the Company as required hereunder, unless such information is or becomes known to the Qualified Holder from a source other than the Company without violation of any rights of the Company, or is or becomes publicly known, or unless the Company gives its written consent to the Qualified Holder's release of such information, except that no such written consent shall be required (and the Qualified Holder shall be free to release such information to such recipient) if such information is to be provided to a Qualified Holder's counsel or accountant (and the provision of such information is directly necessary in order for such recipient provide services to Qualified Holder), or to an officer, director or partner of a Qualified Holder, provided that the Qualified Holder shall inform the recipient of the confidential nature of such information, and such recipient agrees in writing in advance of disclosure to treat the information as confidential.

         3. GENERAL.

                  3.1 WAIVERS AND AMENDMENTS. With the written consent of the record holders of at least a majority of the Registrable Securities, the obligations of the Company and the rights of the parties under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors, may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such modification, amendment or waiver shall reduce the aforesaid percentage of Registrable Securities without the consent of all of the Holders of the Registrable Securities. Notwithstanding the foregoing, subsections 2.1, 2.2, 2.3, 2.4 and 2.7 may be amended only with the written consent of the Company and a majority of the shares then held by Qualified Holders. Upon the effectuation of each such waiver, consent, agreement of amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Registrable Securities or Qualified Holders, as the case may be, who have not previously consented thereto in writing. This Agreement or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this subsection 3.1. In addition, the Company will grant the Holders any rights of first refusal or registration rights granted to subsequent purchasers of the Company's equity securities to the extent that such subsequent rights are superior, in good faith judgment of the Company's Board of Directors, to those granted in connection with the transaction.

                  3.2 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California without regard to its conflict of law principles.

                  3.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                  3.4 ENTIRE AGREEMENT. Except as set forth below, this Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and this Agreement shall supersede and cancel all prior agreements between the parties hereto with regard to the subject matter hereof.

                  3.5 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered by overnight courier service or mailed by first class mail, postage prepaid, certified or registered mail, return receipt requested, addressed (a) if to any Purchaser, at such party's address as set forth in the Company's records, or at such other address as such party shall have furnished to the Company in writing, or (b) if to the Company, at such address as the Company shall have furnished to the Purchaser in writing.

                  3.6 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement or any provision of the other Agreement s shall not in any way be affected or impaired thereby.

                  3.7 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  3.8 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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         IN WITNESS WHEREOF, the parties hereby have executed this Agreement on the date set forth underneath their respective signatures below.


"COMPANY"

PACIFIC ETHANOL, INC.,
A CALIFORNIA CORPORATION


By:  ___________________________________

     Neil Koehler, Chairman of the Board


Date: _______________________, 2004


"HOLDER"



By:  __________________________________

Print:  _______________________________

Date:  __________________________, 2004